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                                                                    EXHIBIT 10.9

                           WILMINGTON AIRPARK SUBLEASE

     THIS SUBLEASE (this "Sublease") is made as of the       day of        ,
                                                       -----        -------
2003, by and between AIRBORNE, INC., a corporation duly organized and presently existing under the laws of Delaware ("Sublessor"), and ABX AIR, INC., a corporation duly organized and presently existing under the laws of Delaware ("Sublessee").

                                    RECITALS

     A. Sublessor is currently the "tenant" under that certain AMENDED AND RESTATED LEASE of even date herewith (as the same may be amended from time to time, hereinafter, the "Master Lease"), by and between Sublessor's predecessor-in-interest (ABX Air, Inc.), as tenant, and Wilmington Air Park, Inc., an Ohio corporation, as landlord. Wilmington Air Park, Inc. has subsequently merged into and become Wilmington Air Park, LLC, a Delaware limited liability company (together with its successors and assigns, the "Master Landlord"). A copy of the Master Lease is attached hereto as Exhibit A and by this reference is made a part hereof. All initially capitalized terms used in this Sublease without definition have the meanings given such terms in the Master Lease.

     B. Pursuant to the Master Lease, Sublessor leases from Master Landlord all of that certain real property, improvements, personal property and other property described as the "Leased Premises" in and under the Master Lease (all such property referred to herein as the "Airport").

     C. Sublessor desires to sublease to Sublessee, and Sublessee desires to hereby sublease from Sublessor, the portion of the Airport more particularly described and depicted in Exhibit B attached hereto (such portion hereinafter referred to as the "Subleased Premises"), together with the right to use certain Common Use Facilities (defined in this Sublease below), upon the terms and conditions of this Sublease.

                                    AGREEMENT

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Sublease. Sublessor hereby subleases and demises to Sublessee, and Sublessee hereby hires and takes from Sublessor, the Subleased Premises, together with the right, in common with others, to use the "Common Use Facilities" of the Airport described in Section 6 below, upon the terms and subject to the conditions set forth in this Sublease. The Common Use Facilities include, among other facilities, the ramp and other airfield areas providing aircraft access to and from the Subleased Premises.

     2. Term. The term of this Sublease shall commence on the date hereof and shall end upon the expiration of the "transition period" provided pursuant to that certain ACMI

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Service Agreement of even date herewith, by and between Sublessor and Sublessee
(the "ACMI Agreement").

     3. Rent.

          3.1 Rent Obligation. In consideration of the right to use and occupy the Subleased Premises and other rights of Sublessee hereunder, Sublessee shall pay to Sublessor gross annual rent ("Rent") in the amount of Four and 00/100 Dollars ($4.00) per square foot of rentable area contained within the buildings constituting the Subleased Premises (i.e., as of the date of this Sublease, the aggregate annual Rent will equal One Million Nine Hundred Seventy-Seven Thousand Three Hundred Eight and 00/100 Dollars ($1,977,308.00) calculated as $4 multiplied by 494,327 square feet of rentable area contained within the Subleased Premises), subject to annual adjustments pursuant to and in accordance with this Section 3 below. Such Rent shall be paid to Sublessor in twelve (12) equal monthly installments of $164,775.67, subject to annual adjustment pursuant to and in accordance with this Section 3 below. Such monthly installments of Rent shall be payable in advance on the first day of each calendar month during the term of this Sublease. If the term of this Sublease commences on a day other than the first day of a calendar month or terminates on a day other than the last day of a calendar month, then the monthly installments of Rent accruing under any provision of this Sublease for such month or months shall be prorated, based on the actual number of days in such month. Sublessor and Sublessee hereby acknowledge and agree that, for all purposes under this Sublease, the Subleased Premises as of the date of this Sublease contains 494,327 square feet of rentable area.

          3.2 Annual Rent Adjustments. Rent shall be subject to adjustment on January 1 of each calendar year during the term of this Sublease (each such date, an "Adjustment Date"). On each Adjustment Date, Rent shall be adjusted as follows. On January 1, 2004, the monthly Rent in effect during 2003 shall be multiplied by a fraction, the numerator of which is the Index (as defined hereinbelow) in effect as of January 1, 2004, and the denominator of which is Index in effect as of the date of this Sublease. On each Adjustment Date occurring after January 1, 2004, the monthly Rent in effect for the period immediately prior to such Adjustment Date shall be multiplied by a fraction, the numerator of which is the Index in effect as of such Adjustment Date, and the denominator of which is the Index in effect as of the prior Adjustment Date. As used in this Sublease, the term "Index" shall mean the most recent United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers - All Items - for the area where the Subleased Premises is located (the "Index"). If the Index at any time during the term of this Sublease has changed so that the base year of the Index differs from the base year initially used by the parties, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Sublease term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index has not been discontinued or revised. Notwithstanding the foregoing, in no event shall the adjusted monthly Rent due during any year be less than the monthly Rent due during the prior year.

          3.3 Gross Lease. Notwithstanding anything to the contrary stated or implied in the Master Lease, this Sublease is intended to be and constitute, and is, a gross lease, and

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Sublessee shall have no obligation to pay any fees, costs, expenses or other amounts in respect of the Subleased Premises, this Sublease or its rights thereto or hereunder, except as otherwise expressly provided in this Sublease.

     4. Payment of Real Property Tax. Notwithstanding anything to the contrary stated in the Master Lease, Sublessee shall have no obligation or responsibility for the payment of real property taxes assessed against, or imposed upon, the Subleased Premises or any portion of the Airport.

     5. Use of Subleased Premises.

          5.1 Principal Use As Airport. Sublessee hereby acknowledges that the principal use of the Airport consists of the operation of an airport and freight sorting facility and that all other businesses and operations that are now or hereafter permitted by Master Landlord or Sublessor to be conducted on or at the Airport, including Sublessee's use of the Subleased Premises pursuant to this Sublease, must at all times be compatible with such principal use, as Master Landlord and Sublessor, in their sole and absolute discretion, shall determine.

          5.2 Restrictions on Use of Subleased Premises. Sublessee covenants and agrees that it shall use the Subleased Premises only for its Air Cargo Operations and any legally permitted uses related thereto (including, without limitation, the landing, taking off, flying over, taxing, pushing, towing, fueling, loading, unloading, repairing, maintaining, conditioning, servicing, and parking of aircraft or other equipment). As used herein, the term "Air Cargo Operations" shall mean (1) the business of warehousing, sorting and transporting goods, cargo, and mail which arrive or depart by air or ground, (2) the maintenance, servicing, repair, and operation of aircraft and other equipment,
(3) the sale of aircraft parts and fuel, (4) the operation of a cafeteria and concession machines for Sublessee's employees, agents, contractors and invitees, and (5) all other operations that are incidental to the uses, purposes, operations and activities described in clauses (1) through (4) above.

          5.3 Reservation of Rights. There is hereby reserved to Master Landlord, Sublessor, and their respective successors and assigns, for the use and benefit of each such person and other present and future lessees, sublessees and sub-sublessees, a right of flight for the passage of aircraft in the airspace above the surface of the Subleased Premises and the other areas of the Airport. This right of flight shall include the right to cause within said airspace any noise inherent in the operation of any aircraft used for navigation or flight through said airspace or landing at, taking off from or operating on the Airport.

     6. Common Use Facilities.

          6.1 Common Use Facilities. As an appurtenance to Sublessee's subleasehold estate in and use of the Subleased Premises, Sublessee is hereby granted, for itself and for the benefit of its permitted subtenants, invitees and assigns, the non-exclusive right, at any time and from time to time, to enter upon or make customary and reasonable use of, including the right to ingress to and egress from, (i) all runways, landing areas, taxiways, aprons, roadways, runway lights, signals, and other operating aids of the Airport and all navigation or flight easements now or hereafter granted or reserved for the benefit of Master Landlord and Sublessor, (ii) all

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automobile parking facilities within the Airport (including the right of
Sublessee, its employees, agents, contractors and invitees to park at such facilities), and (iii) such other areas of the Airport provided and developed by Master Landlord and/or Sublessor for aviation use at the Airport (collectively, the "Common Use Facilities"). Sublessee's rights hereunder shall be in common with Master Landlord, Sublessor and with other persons authorized by Master Landlord and/or Sublessor from time to time to use the Common Use Facilities, including members of the general public if Master Landlord or Sublessor so elect and shall be exercised by Sublessee and its permitted subtenants, invitees and assigns subject to all applicable Laws, including, without limitation, all FAA and all other applicable governmental regulations governing aviation and air navigation and to the reasonable uniform rules and procedures adopted by Master Landlord and/or Sublessor from time to time governing the use of the Airport and the Common Use Facilities.

          6.2 Reservation of Right to Make Changes. Sublessor (on behalf of itself and Master Landlord) reserves the right, in its sole and absolute discretion, to make changes, at any time and from time to time, in the size, shape, location, number and extent of the Common Use Facilities and specifically further reserves the right to designate portions of the Common Use Facilities for the exclusive or non-exclusive use of certain subtenants and licensees so long as such changes and/or designations do not unreasonably interfere with Sublessee's aircraft access to and from the Subleased Premises or the operation of Sublessee's business on or about the Subleased Premises.

     7. Maintenance, Repairs, and Common Area Services. Sublessor shall keep the entire Airport, including, without limitation, the Common Use Facilities, the Subleased Premises, the improvements located thereon, and the interior and exterior walls, electrical and plumbing systems, floors, roofs, HVAC and other equipment , and all other portions of the improvements located on the Airport (including the Subleased Premises), whether interior or exterior and whether used exclusively for the Subleased Premises or in common with other premises, in reasonably good and safe operating condition and repair throughout the entire term of this Sublease. Without limiting the generality of the foregoing, Sublessor's obligations hereunder shall include the obligation to, at Sublessor's sole cost and expense, clean, repair, restore, replace, and maintain all improvements and areas within the Airport (including, without limitation, the Subleased Premises, Common Use Facilities and all improvements located thereon) in good operating condition throughout the term of this Sublease, provided such obligation shall in no way include any obligation of Sublessee under Section 10 of this Sublease. Notwithstanding anything to the contrary stated or implied herein, in no event will Sublessor be obligated to repair, restore, replace, or maintain any trade fixtures, equipment or personal property of Sublessee located on or about the Subleased Premises, it being acknowledged and agreed that Sublessee will be solely responsible for the replacement, repair, restoration, and/or maintenance of Sublessee's property brought onto the Subleased Premises by Sublessee.

     8. Utilities; Services.

          8.1 Services Provided by Sublessor. Sublessor shall provide heating, ventilation, air conditioning, electricity, and janitorial service as reasonably required, water for reasonable

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and normal drinking and lavatory use, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

          8.2 Services Exclusive to Sublessee. Sublessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied and/or metered to the Subleased Premises or to Sublessee, together with any taxes thereon, directly to the applicable utility or service provider.

          8.3 Hours of Service. All services to be provided by Sublessor hereunder will be available twenty-four (24) hours per day seven (7) days a week.

     9. Insurance. Sublessor and Sublessee shall maintain the following insurance during the term of this Sublease.

          9.1 Fire and Extended Coverage Insurance. Sublessor hereby agrees that, at all times throughout the term of this Sublease and at Sublessor's sole costs and expense, it will obtain and keep in force a policy or policies of insurance covering loss or damage to the Subleased Premises, Common Use Facilities and all buildings, improvements, fixtures, and personal property located thereon, in an amount that is not less than the full replacement value thereof, as the same may exist from time to time, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event same is required by a lender having a lien on the Airport), special extended perils ("all risk," as such term is used in the insurance industry), plate glass insurance and such other insurance as Sublessor deems advisable from time to time or as may be required by the Master Lease.

          9.2 Sublessee's Insurance. During the term of this Sublease, Sublessee shall, to the extent available on commercially reasonable terms, maintain the following insurance in the form and with insurers reasonably satisfactory to Sublessor and with terms and policy limits (except as otherwise provided below) to be agreed upon by Sublessor and Sublessee:

          A. All risk hull and war risk insurance, including ground coverage, on the aircraft-valued form with sufficient limits for full recovery of the book value of any aircraft of Sublessee (unless a U.S. government indemnity is provided in lieu thereof). These policies shall cover the Subleased Premises (in addition to all other geographical areas of operation for Sublessee). Any deductibles shall be for the account of Sublessee, except for damage caused solely by the gross negligence or willful misconduct of Master Landlord or Sublessor or any constituent, employee, agent, contractor, invitee, assignee, successor, tenant or sublessee of Master Landlord or Sublessor;

          B. Aircraft liability insurance, including bodily injury and death, property damage and passenger legal liability in at least the amount of $1,000,000,000 combined single limit;

          C. Worker's compensation as required by law and employer's liability insurance with a limit of not less than $1,000,000 per occurrence;

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          D. Comprehensive General Liability Insurance (including contractual liability) with a combined single limit of not less than $5,000,000;

          E. Automobile liability insurance with a combined single limit of not less than $5,000,000;

          F. Airport premises liability insurance with a combined single limit of not less than $500,000,000;

          G. All risk cargo liability insurance in the minimum amount of $10,000,000 per occurrence; and

          H. Property insurance covering standard "all risk" perils for Sublessee-owned equipment and facilities (such as Trade Fixtures and Lessee's Personal Property).

     The insurance in Subsections 9.2A, B, D, E & F shall include the following provisions:

     . An endorsement naming Master Landlord, Sublessor and their respective agents, contractors, employees, and invitees as additional insureds;

     . A standard clause as to cross liability or severability of interests among parties appearing as insureds;

     . An acceptance by the underwriters of the contractual obligations of Sublessee to Sublessor under Section 18 of this Sublease below;

     . A clause stating that the interests of Sublessor, Master Landlord and their respective agents, contractors, employees, and invitees are insured regardless of any breach or failure or violation by Sublessee of any warranties, representations, declarations or conditions contained in such policies, including the failure to pay premiums;

     . Waivers of underwriters' rights of subrogation against any party hereto, and its parent, its affiliated companies, and the officers, directors, agents and employees of each of those companies; and

     . The insurance will be for primary coverage, without right of contribution from any insurance maintained by Sublessor.

     10. Compliance With Laws.

          Sublessee, at Sublessee's sole cost and expense, shall obtain and maintain in effect at all times during the term of this Sublease all licenses, permits, certificates, approvals and authorizations required by any Governmental Authority having jurisdiction over Sublessee, Sublessee's business and operations, or the Subleased Premises, including, without limitation, all licenses, permits, certificates, approvals and other authorizations required by the FAA, the TSA and/or any similar Governmental Authority with jurisdiction. Sublessee shall materially comply with all applicable Laws governing or regulating matters of health, safety or security or the use or occupancy of the Subleased Premises or the Common Use Facilities, or the operation of the

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Airport, including all rules and regulations promulgated by the FAA, the TSA, and/or any similar Governmental Authority with jurisdiction, all rules, regulations, policies and guidelines of Sublessor promulgated pursuant to
Section 12 of this Sublease, and all orders of any Governmental Authority having jurisdiction over Sublessee, Sublessee's business and operations, the Subleased Premises, or the Common Use Facilities.

          In addition to and without limiting the generality of the foregoing, Sublessee, at Sublessee's expense, shall materially comply with all present and hereinafter enacted Environmental Laws, and any amendments thereto, affecting Sublessee's use, operation, occupation or alteration of the Subleased Premises and the Common Use Facilities including any improvements thereon.

          A. Compliance.

               1. Sublessee shall not cause or permit any Hazardous Material to be used, generated, manufactured, produced, stored, brought upon, or Released, on, under or about the Subleased Premises or Common Use Facilities, or transported to and from the Subleased Premises or Common Use Facilities, by Sublessee or any of its agents, employees, contractors, or invitees in material violation of any applicable Environmental Law. Sublessee shall indemnify, defend and hold harmless Sublessor, its successors and assigns, its employees, agents and attorneys from and against any and all liability, loss, damage, expense, penalties and legal and investigation fees or costs, arising from or related to any claim or action for injury, liability, breach of warranty or representation, or damage to persons or property, to the extent alleging or arising in connection with the contamination of, or adverse effects on, the environment or violation of any applicable Environmental Law or other applicable Law of any Governmental Authority which in any case are incurred or assessed as a result of any negligence or willful misconduct, or activity or operation, of Sublessee or its agents, contractors, employees, or invitees on or about the Subleased Premises or Common Use Facilities or elsewhere at the Airport during the term of this Sublease, except in any case to the extent caused by the negligence or willful misconduct of Master Landlord or Sublessor or any of their respective agents, contractors, employees, or invitees (other than Sublessee or anyone claiming by or through Sublessee). Sublessee's obligations and liabilities under this paragraph shall continue so long as Sublessor bears any liability or responsibility under any applicable Environmental Laws or under the Master Lease for any activity or operation, or negligence or willful misconduct, of Sublessee or any of its agents, employees, contractors, or invitees that occurred on the Subleased Premises or Common Use Facilities or elsewhere at the Airport during the term of this Sublease, to the extent such activity or operation gives rise to any indemnification obligation of Sublessee pursuant to the foregoing sentence. This indemnification of Sublessor by Sublessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of any matter covered by Sublessee's indemnification hereinabove set forth. The parties agree that Sublessor's right to enforce Sublessee's promise to indemnify is

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          not an adequate remedy at law for Sublessee's violation of any provision of this Section. Sublessor shall also have all other rights and remedies provided by Law or otherwise provided in this Sublease.

               2. Without limiting the foregoing, if any Hazardous Materials condition covered by Sublessee's indemnification obligations set forth above occurs during the term of this Sublease, Sublessee shall promptly take all actions at its sole cost and expense as are reasonably necessary to return the Subleased Premises and, if applicable, the Common Use Facilities and other areas at the Airport, and surrounding property in all material respects to the condition existing prior to the introduction of any such Hazardous Material; provided that, Sublessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed.

               3. Sublessee, at Sublessee's own cost and expense, shall make all submissions to, provide all information to, and comply with all applicable requirements of the appropriate Governmental Authorities (the "Government") as required under applicable Environmental Laws. If, due to a release of a Hazardous Material by Sublessee or any person for whom Sublessee is responsible pursuant to this Section 10, or due to any other presence or Release of Hazardous Material for which Sublessee is expressly responsible pursuant to this Section 10, the Government determines that site characterization, site assessment and/or a cleanup plan be prepared or that a cleanup should be undertaken on the Subleased Premises, Common Use Facilities, elsewhere at the Airport, or surrounding property, then Sublessee shall, at Sublessee's own cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. At no cost or expense to Sublessor, Sublessee shall promptly provide all information requested by Sublessor to (a) determine the applicability of the Environmental Laws to the Subleased Premises, or Common Use Facilities, or elsewhere at the Airport in connection with Sublessee's business or operations, or (b) respond to any governmental investigation or any claim of liability by third parties which is related to environmental contamination in connection with the Subleased Premises, or the Common Use Facilities, or elsewhere at the Airport in connection with Sublessee's business or operations.

               4. Sublessee shall promptly notify Sublessor of any of the following: (a) any correspondence or communication from any Governmental Authority regarding the application of Environmental Laws to the Subleased Premises or Common Use Facilities or Sublessee's operation on the Subleased Premises, Common Use Facilities, or elsewhere at or affecting the Airport, and (b) any change in Sublessee's operation on the Subleased Premises or Common Use Facilities or elsewhere at the Airport that will change or could reasonably be expected to change Sublessee's or Sublessor's obligations or liabilities under applicable Environmental Laws.

          Notwithstanding any other provision in this Sublease to the contrary, Sublessor shall have the right of "self-help" or similar remedy in order to minimize any damages, expenses,

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penalties and related fees or costs, arising from or related to a material violation of any Law on, under or about the Subleased Premises or Common Use Facilities by Sublessee, the cost of which shall be borne by Sublessee.

          The failure of Sublessee or its agents, employees, contractors, or invitees to comply with any of the requirements and obligations of this Section shall constitute a material default of this Sublease and shall permit Sublessor to pursue the remedies available to Sublessor for such a breach.

          B. Reporting.

               1. At any time that Sublessee submits any filing pertaining to its property, operations, or presence on the Subleased Premises or the Common Use Facilities to any Governmental Authority (other than the Internal Revenue Service) by way of example but not in limitation, the Federal Aviation Administration, the Environmental Protection Agency or any similar State of Ohio agency or department, Sublessee shall, upon request of Sublessor, provide duplicate copies of the filing(s) made, along with any related documents, to Sublessor.

               2. Upon expiration, termination or cessation of this Sublease for any reason, Sublessee shall provide current environmental inspection and inventory reports on the Subleased Premises, as Sublessor reasonably requires, reasonably acceptable to Sublessor. Should the Subleased Premises, Common Use Facilities or elsewhere at the Airport require environmental remediation as a result of any matters covered by Sublessee's indemnification obligations hereinabove set forth, Sublessee shall perform same as required pursuant to such obligations.

     11. Environmental Indemnity from Sublessor. Sublessor shall indemnify, defend and hold harmless Sublessee, its successors and assigns, its employees, agents and attorneys from and against any and all liability, loss, damage, expense, penalties and legal and investigation fees or costs, arising from or related to any claim or action for injury, liability, breach of warranty or representation, or damage to persons or property and any and all claims or actions brought by any person, entity or Governmental Authority, alleging or arising in connection with the contamination of, or adverse effects on, the environment or violation of any Environmental Law or other statute, ordinance, rule, regulation, judgment or order of any government or judicial entity which are incurred by or assessed against Sublessee as a result of or in connection with conditions at the Airport, except to the extent any such liability, loss, damage, expense, penalty, legal or investigation fees, or costs are covered by Sublessee's indemnification obligations to Sublessor expressly set forth in
Section 10 above. Sublessor's obligations and liabilities under this paragraph shall continue so long as Sublessee bears any liability or responsibility under the Environmental Laws for any action covered by the indemnification set forth in this Section 11 above. This indemnification of Sublessee by Sublessor includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any Governmental Authority because of any matter covered by Sublessor's indemnification obligations set forth in this Section 11. The parties agree that Sublessee's right to enforce Sublessor's promise to

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indemnify is not an adequate remedy at law for Sublessor's violation of any provision of this Section. Sublessee shall also have all other rights and remedies provided by Law or otherwise provided in this Sublease.

     12. Rules and Regulations. Sublessee shall, and shall cause its permitted subtenants to, comply with all uniform reasonable rules and regulations adopted by Master Landlord and/or Sublessor for use of the Subleased Premises and other areas of the Airport, including the Common Use Facilities, as the same may be reasonably amended from time to time by said Master Landlord and/or Sublessor ("Rules and Regulations"). Sublessor shall provide Sublessee with a copy of the Rules and Regulations and any and all amendments thereto. None of Master Landlord or Sublessor shall be responsible to Sublessee for the nonperformance of any other tenant or subtenant of any of the Rules and Regulations.

     13. Master Lease. As applied to this Sublease, the words "Lessor" and "Lessee" as used in the Master Lease shall be deemed to refer to Sublessor and Sublessee hereunder, respectively. The term "Leased Premises" as used in the Master Lease shall be deemed to refer to the Subleased Premises defined in this Sublease (which is a portion, and not all, of the Airport). Sublessee and this Sublease shall be subject in all respects to the terms of, and the rights of the Master Landlord under, the Master Lease. Except as otherwise expressly provided in Section 15 hereof, the covenants, agreements, terms, provisions and conditions of the Master Lease insofar as they relate to the Subleased Premises and insofar as they are not inconsistent with the terms of this Sublease are made a part of and incorporated into this Sublease as if recited herein in full, and the rights and obligations of the "Lessor" and the "Lessee" under the Master Lease shall be deemed the rights and obligations of Sublessor and Sublessee, respectively, but only to the extent applicable to the Subleased Premises hereunder. As between the parties hereto only, in the event of a conflict between the terms of the Master Lease and the terms of this Sublease, the terms of this Sublease shall control.

     14. Performance Under Master Lease.

          14.1 This Sublease shall remain in full force and effect notwithstanding the Master Landlord's failure or refusal to comply with any provisions of the Master Lease, and Sublessee shall pay the Rent provided for herein without any abatement, deduction or setoff whatsoever, except to the extent that Sublessor sets off or offsets such amounts against amounts payable to Master Landlord under the Master Lease. Sublessee covenants and warrants that it fully understands and agrees to be subject to and bound by all of the covenants, agreements, terms, provisions and conditions of the Master Lease, except as modified or excluded by Section 15 below. Furthermore, Sublessee and Sublessor further covenant not to take any action or do or perform any act or fail to perform any act which would result in the failure or breach of any of the covenants, agreements, terms, provisions or conditions of the Master Lease on the part of the "Lessee" thereunder.

          14.2 Whenever the consent of Master Landlord shall be required by, or Master Landlord shall fail to perform its obligation under, the Master Lease, Sublessor agrees to use its commercially reasonable efforts to obtain such consent and/or performance on behalf of Sublessee.

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          14.3 Sublessor represents and warrants to Sublessee that the Master
Lease is in full force and effect, all obligations of Master Landlord thereunder have been satisfied in all material respects, and Sublessor has not given nor received a notice of default pursuant to the Master Lease.

          14.4 Sublessor covenants as follows: (i) not to voluntarily terminate the Master Lease without Sublessee's prior written consent (which consent may not be unreasonably withheld), (ii) not to materially modify the Master Lease without Sublessee's prior written consent (which consent may not be unreasonably withheld), and (iii) to take all actions reasonably necessary to preserve the Master Lease.

     15. Variations from Master Lease. The following covenants, agreements, terms, provisions and conditions of the Master Lease, as specified below, are hereby modified or not incorporated herein.

          15.1 Notwithstanding anything to the contrary stated or implied in this Sublease, the following provisions of the Master Lease are not incorporated into this Sublease and will not bind or define the relationship of Sublessor and Sublessee hereunder: The terms and provisions of Section 1.01, the first paragraph (i.e., the permitted use paragraph) in Section 1.03 (to the extent such permitted use conflicts with the permitted use set forth in Section 5.2 of this Sublease), and Sections 2.03, 3.01, 3.02, 3.05, 3.06, 3.07, 3.08, 4.01,
5.01, 5.03, 5.04, 5.06, 6.02, 7.02, 7.09, 8.01, 8.02, 8.03, 8.04, 8.05, 8.06,
8.07, 8.08, 11.02, and 11.11 of the Master Lease.

          15.2 The parties hereto represent and warrant to each other that neither party dealt with any broker or finder in connection with the consummation of this Sublease, and each party agrees to indemnify, hold and save the other party harmless from and against any and all claims for brokerage commissions or finder's fees arising out of the indemnifying party's acts in connection with this Sublease. The provisions of this Section 15.2 shall survive the expiration or earlier termination of this Sublease.

          15.3 Any notice which may or shall be given by either party hereunder shall be either delivered personally or sent by certified mail, return receipt requested, addressed to the party for whom it is intended at:

     If to Sublessee:                  ABX Air, Inc.
                                       145 Hunter Drive
                                       Wilmington, Ohio  45177
                                       Attention:  Joseph C. Hete
                                       Telephone:  (937) 392-5591
                                       Telecopier:  (937) 382-2452

          with a copy (which shall
          not constitute notice) to:   O'Melveny & Myers LLP
                                       400 South Hope Street
                                       Los Angeles, California  90071

                                       Attention:  C. James Levin, Esq.
                                       Telephone:  (213) 430-6578
                                       Telecopier:  (213) 430-6407

     If to Sublessor:                  Airborne, Inc.,
                                       P.O. Box 662,
                                       Seattle, WA 98111

or to such other address as may have been designated in a notice given in accordance with the provision of this Section 15.3.

     16. Condemnation; Taking. The following provisions shall apply to any Taking (as defined hereinbelow).

          16.1 Defined Terms. The following definitions apply in construing the provisions of this Sublease relating to the taking of or damage to all or any part of the Subleased Premises, the Common Use Facilities or other portions of the Airport, or improvements thereon, or any interest in them by eminent domain or condemnation:

          "Taking" means the taking or damaging, including severance damage by eminent domain or by condemnation for any public or quasi-public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation and avoidance proceedings are pending.

          "Total Taking" means the Taking of the fee title to all of the Subleased Premises (or Improvements thereon) or all of the Common Use Facilities (or Improvements thereon).

          "Substantial Taking" means the Taking of so much of the Subleased Premises (or Improvements located thereon) or so much of the Common Use Facilities (or Improvements located thereon) that one or more of the following conditions results:

               1. The remaining portion of the Subleased Premises (or Improvements thereon) or Common Use Facilities (or Improvements thereon) after such Taking would not be economically and feasibly useable by Sublessee for the business then conducted by Sublessee on the Subleased Premises prior to such Taking (as determined by Sublessee in its reasonable discretion);

               2. The conduct of Sublessee's business on or from the Subleased Premises would be substantially prevented or impaired (as determined by Sublessee in its reasonable discretion); or

               3. The portion of the Subleased Premises or Common Use Facilities not so taken cannot be so repaired or reconstructed, taking into consideration the amount of the award available for repair or reconstruction, so as to permit Sublessee to economically and feasibly use the Subleased Premises for the business conducted by Sublessee on the Subleased Premises prior to the date of such Taking (as determined by Sublessee in its reasonable discretion).

          "Partial Taking" means the Taking of a fee title that is not either a Total Taking or Substantial Taking.

          "Improvements" includes, but is not limited to, all buildings, structures, fixtures, fences, utility installations, parking facilities and landscaping on the Subleased Premises and/or Common Use Facilities.

          "Notice of intended taking" means any notice or notification on which a reasonably prudent person would rely and which such person would interpret as expressing an existing intention of Taking as distinguished by a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to this Sublease or to the Master Lease. The notice is considered received when a party to this Sublease receives from the condemning agency or entity (or another person) a notice of intent to take in writing containing a description or map reasonably defining the extent of the Taking.

          "Award" means compensation paid for the Taking, whether pursuant to judgment, or by agreement, or otherwise.

          "Date of taking" means the date that Sublessee is required to vacate the Subleased Premises or Common Use Facilities (or portions thereof) pursuant to a final order of condemnation or agreement between the parties hereto.

          16.2 Notice of Condemnation. The party receiving any notice of the kind specified below shall promptly give the other party notice of the receipt, contents and date of the notice received:

          (a) Notice of intended Taking;

          (b) Service of any legal process relating to condemnation of the Subleased Premises or Improvements and/or Common Use Facilities (or any portions thereof); or

          (c) Notice in connection with any proceedings or negotiations with respect to such a Taking.

          16.3 Rights of Parties During Condemnation Proceeding. Sublessor and Sublessee shall each have the right to represent its respective interest in each proceeding or negotiation with respect to a Taking or intended Taking and to make full proof of its claims. No agreement, settlement, sale or transfer to or with the condemning authorities shall be made without the consent of all parties. Each party agrees to execute and deliver to any other party hereto any instrument that may be required to facilitate the provisions of this Sublease relating to the Taking.

          16.4 Taking of Leasehold. Upon a Total Taking, Sublessee's obligation to pay Rent and any other charges hereunder together with Sublessee's interest in the leasehold and all rights given hereunder shall terminate on the Date of Taking. Upon a Substantial Taking, Sublessee may, by notice to Sublessor within forty-five (45) days after Sublessee receives notice of the intended Taking, elect to treat the Taking as a Total Taking. If Sublessee does not so notify Sublessor, the Taking shall be deemed a Partial Taking. Upon a Partial Taking, this Sublease shall remain in full force and effect covering the balance of the Subleased Premises not so taken, except that the Rent payable hereunder shall be proportionately reduced to account for the impact of the Taking on the business and operations of the Sublessee at and from the Subleased Premises.

          16.5 Total Taking. Upon the occurrence of a Total Taking, all of Sublessee's obligations under the Sublease shall terminate as of the Date of Taking. Upon a Total Taking (including a Substantial Taking that Sublessee elects to treat as a Total Taking pursuant to the terms and provisions of
Section 16.4 above), all sums awarded for any of Sublessee's Trade Fixtures and Lessee's Personal Property shall be disbursed to Sublessee. All sums awarded for the Subleased Premises, except for sums awarded to Sublessee for Sublessee's Trade Fixtures and Lessee's Personal Property, shall be disbursed to Sublessor or such other person who may be entitled thereto (such as the Master Landlord).

          16.6 Taking Following Notice of Termination of ACMI Agreement. Notwithstanding anything to the contrary stated or implied in this Sublease, if a Substantial Taking or Partial Taking occurs at any time after the delivery of a notice terminating the ACMI Agreement but prior to the expiration or earlier termination of this Sublease, then either Sublessor or Sublessee may elect to terminate this Sublease as it pertains to the portion(s) of the Subleased Premises and/or Common Use Facilities that is/are the subject of the Taking by delivering written notice of such election to the other party within thirty (30) days after the occurrence of the Taking. If either party delivers such termination notice within said thirty (30) day period, then such Substantial Taking or Partial Taking, as the case may be, shall be treated as a Total Taking hereunder. If either Sublessor or Sublessee exercises its termination rights pursuant to this Section 16.6 above, then Sublessor and Sublessee shall co-operate in good faith to locate alternative premises/facilities within the Airport adequate to replace the portions of the Subleased Premises and/or Common Use Facilities that were taken, and if such substitute premises/facilities are available, Sublessor shall lease to Sublessee (or provide Sublessee with the right to use) such substitute premises/facilities on the terms and conditions of this Sublease through the expiration or earlier termination of this Sublease. If Sublessor and Sublessee are unable to locate alternative premises/facilities within the Airport, then the Sublease will terminate with respect to the portions of the Subleased Premises and/or Common Use Facilities that are the subject of such Taking, and the Rent will be proportionately reduced to account for the impact of the Taking on the business and operations of the Sublessee at and from the Subleased Premises.

          16.7 Partial Taking. Upon a Partial Taking, all awards shall be disbursed as follows:

          (a) First to the cost of restoring the Improvements on the Subleased Premises and then to the cost of restoring the Improvements on the Common Use Facilities; and

          (b) The balance, if any, to Sublessor and Sublessee as follows:
          Sublessor (or such other person as may be entitled thereto such as the Master Landlord) shall receive all sums awarded for the Subleased Premises, except for sums to be awarded to Sublessee for Sublessee's Trade Fixtures and Lessee's Personal Property. Sublessee shall receive sums awarded for Sublessee's Trade Fixtures and Lessee's Personal Property.

          16.8 Obligations of Sublessor Under Partial Taking. Promptly after any such Partial Taking, Sublessor, to the extent of the award proceeds received by Sublessor, shall repair, alter, modify or reconstruct the Improvements on the Subleased Premises and the Common Use Facilities so as to make them reasonably suitable for Sublessee's continued occupancy and use for the uses and purposes for which the Subleased Premises and Common Use Facilities are leased. The Rent shall also be proportionately reduced to account for the impact of the Taking on the business and operations of the Sublessee at and from the Subleased Premises.

          16.9 Taking of Temporary Use of Premises and Improvements. Upon any Taking of the temporary use of all or any part or parts of the Subleased Premises or Improvements or Common Use Facilities or Improvements for a period that expires before the expiration date of the term of this Sublease, neither the term of this Sublease nor the Rent payable by Sublessee shall be abated, and Sublessee shall be entitled to any and all awards for the use or estate taken. If a result of the Taking is to necessitate expenditures for changes, repairs, alterations, modifications or reconstruction of the Improvements to make them reasonably suitable for Sublessee's continued occupancy for the uses and purposes for which the Subleased Premises are leased, after the termination of such Taking, Sublessee shall receive, hold and disburse the award in trust for such work. At the completion of the work and the discharge of the Subleased Premises and Improvements from all liens or claims arising therefrom, Sublessee shall be entitled to any surplus and shall be liable for any deficiency.

          If any such Taking is for a period extending beyond the expiration date of the term of this Sublease, the Taking shall be treated under the foregoing provisions for Total Takings.

     17. Casualty. The following provisions shall apply to any damage or destruction of the Subleased Premises and/or Common Use Facilities.

          17.1 Defined Terms. The following definitions apply in construing the provisions of this Sublease relating to the damage or destruction of all or any part of the Subleased Premises or the Common Use Facilities or any improvements thereon:

          "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in Section 9 of this Sublease. The fact that an Insured Loss has a deductible amount will not make the loss an Uninsured Loss.

          "Uninsured Loss" shall mean any damage or destruction which was caused by any event other than an event required to be covered by the insurance described in Section 9.

          17.2 Insured Loss. If at any time during the term of this Sublease there is damage or destruction to the Subleased Premises or the Common Use Facilities which is an Insured Loss, then the Sublessor shall, at the Sublessor's sole cost and expense (but only to the extent of the insurance proceeds recoverable in connection with the damage or destruction) repair such damage to, or restore, the Subleased Premises and/or Common Use Facilities, but not Sublessee's Trade Fixtures or Lessee's Personal Property (which Sublessee will be required to insure and repair), as soon as reasonably possible. In any such event, this Sublease shall continue in full force and effect; provided that, during such repair and restoration, the Rent payable hereunder shall be proportionately reduced to account for the impact of the damage or destruction (and/or the repair or restoration activities) on the business and/or operations of the Sublessee at or from the Subleased Premises.

          17.3 Uninsured Loss. If at any time during the term of this Sublease there is damage or destruction to the Subleased Premises or the Common Use Facilities that is an Uninsured Loss which prevents Sublessee from using the Subleased Premises or makes it uneconomical for Sublessee to use or operate from the Subleased Premises or Common Use Facilities (as determined by Sublessee in its reasonable discretion), then either Sublessor or Sublessee may at its option give written to the other within thirty (30) days after the date of the occurrence of such damage or destruction of the delivering party's intention to cancel or terminate this Sublease as of the date of the occurrence of such damage or destruction. If neither party terminates this Sublease within such thirty (30) day period, then Sublessor shall repair such damage or destruction as soon as reasonably possible at Sublessor's expense, in which event this Sublease shall continue in full force and effect during such repair and restoration (except that, the Rent payable hereunder shall be proportionately reduced to account for the impact of the damage or destruction, and/or the repair or restoration activities, on the business and/or operations of the Sublessee at and from the Subleased Premises). In the event that, under the circumstances described hereinabove, Sublessor elects to give such notice of Sublessor's intention to cancel and terminate this Sublease, Sublessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Sublessor of Sublessee's intention to repair such damage at Sublessee's expense, without reimbursement from Sublessor, in which event this Sublease shall continue in full force and effect (provided that, during such repair and restoration, the Rent payable hereunder shall be proportionately reduced to account for the impact of the damage or destruction, and/or the repair or restoration activities, on the business and/or operations of the Sublessee at and from the Subleased Premises), and Sublessee shall proceed to make such repairs as soon as reasonably possible. If Sublessee does not give such notice within such 10-day period this Sublease shall be cancelled and terminated as of the date of the occurrence of such damage, and neither party shall have any further rights or obligations under this Sublease from and after such termination other than those rights and obligations that expressly survive the expiration or termination of this Lease by their terms.

          17.4 Sublessee Remedies. If Sublessor shall be obligated to repair or restore, or has agreed or is deemed to have agreed to repair or restore, the Subleased Premises and/or Common Use Facilities under the provisions of this
Section 17 and shall not commence such repair or restoration within ninety (90) days after such obligation shall accrue, or Sublessor fails to diligently prosecute such repair or restoration to completion after commencing same,

Sublessee may, at Sublessee's option, cancel and terminate this Sublease by giving Sublessor written notice of Sublessee's election to do so. In such event, this Sublease shall terminate as of the date of such notice, and neither party shall have any further rights or obligations under this Sublease from and after the termination other than those rights and obligations that expressly survive the expiration or termination of this Lease by their terms.

          17.5 Damage or Destruction Following Notice of Termination of ACMI Agreement. Notwithstanding anything to the contrary stated or implied in this Sublease, if any damage or destruction occurs to the Subleased Premises and/or Common Use Facilities at any time after the delivery of a notice terminating the ACMI Agreement but prior to the expiration or earlier termination of this Sublease, then either Sublessor or Sublessee may elect to terminate this Sublease as it pertains to the portion(s) of the Subleased Premises and/or Common Use Facilities that is/are damaged or destroyed by delivering written notice of such election to the other party within thirty (30) days after the occurrence of such damage or destruction. If either party delivers such termination notice within said thirty (30) day period, then such damage or destruction, as the case may be, shall be treated as an uninsured loss governed by the terms and provisions of Section 17.3 above. If either Sublessor or Sublessee exercises its termination rights pursuant to this Section 17.5 above, then Sublessor and Sublessee shall co-operate in good faith to locate alternative premises/facilities within the Airport adequate to replace the portions of the Subleased Premises and/or Common Use Facilities that were damaged or destroyed, and if such substitute premises/facilities are available, Sublessor shall lease to Sublessee (or provide Sublessee with the right to use) such substitute premises/facilities on the terms and conditions of this Sublease through the expiration or earlier termination of this Sublease. If Sublessor and Sublessee are unable to locate alternative premises/facilities within the Airport, then the Sublease will terminate with respect to the portions of the Subleased Premises and/or Common Use Facilities that are damaged or destroyed, and the Rent will be proportionately reduced to account for the impact of such damage or destruction on the business and operations of the Sublessee at and from the Subleased Premises.

          17.6 Termination due to Damage or Destruction. Upon termination of this Sublease pursuant to the terms and provisions of this Section 17, an equitable adjustment shall be made concerning advance Rent and any advance payments made by Sublessee to Sublesssor.

     18. Indemnity. Sublessee hereby agrees to indemnify and hold Sublessor harmless from and against any and all claims, losses and damages, including, without limitation, reasonable attorneys' fees and disbursements (collectively, "Losses"), which may at any time be asserted against Sublessor by reason of (a) any breach or default by Sublessee in the performance of Sublessee's obligations under this Sublease, or (b) any losses, damages or injuries to persons or property occurring in, on or about the Subleased Premises and/or the Common Use Facilities and other portions of the Airport in connection with Sublessee's use and/or occupancy of the Subleased Premises and/or the Common Use Facilities and other portions of the Airport. Notwithstanding the foregoing, Sublessee's indemnification obligations herein (i) shall not extend to any Losses to the extent caused by the gross negligence or willful misconduct of Sublessor, Master Landlord or any of their respective constituents, employees, agents or other representatives, and (ii) are limited to the kinds and amounts of insurance Sublessee agrees to provide herein, unless such insurance coverage is unavailable through the fault of Sublessee, and except to the extent such obligations arise from the gross negligence or willful misconduct of

Sublessee or its constituents, employees, agents or other representatives. The provisions of this Section 18 shall survive the expiration or earlier termination of the Master Lease and/or this Sublease. Nothing in this Section 18 shall alter or modify Sections 10 and 11 of this Sublease.

     19. Cancellation of Master Lease. In the event of the cancellation or termination of the Master Lease for any reason whatsoever or of the involuntary surrender of the Master Lease by operation of law prior to the expiration date of this Sublease, Sublessee agrees to make full and complete attornment to the Master Landlord under the Master Lease for the balance of the term of this Sublease and upon the then executory terms hereof at the option of the Master Landlord at any time during Sublessee's occupancy of the Subleased Premises, which attornment shall be evidenced by an agreement in form and substance reasonably satisfactory to the Master Landlord. Sublessee agrees to execute and deliver such an agreement at any time within ten (10) business days after request of the Master Landlord, and Sublessee waives the provisions of any law now or hereafter in effect which may give Sublessee any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by the Master Landlord under the Master Lease to terminate the Master Lease.

     20. Assignment or Subletting. Subject further to all of the rights of the Master Landlord under the Master Lease, and subject to the restrictions contained in the Master Lease, Sublessee shall not be entitled to assign, transfer, mortgage, hypothecate, or otherwise encumber, either voluntarily or involuntarily, any interest in this Sublease or to sublet, either voluntarily or involuntarily, all or any portion of the Subleased Premises without the prior written consent of Sublessor, which consent may be withheld by Sublessor in its sole discretion.

     21. Severability. If any term or provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid and unenforceable, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term or provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

     22. Entire Agreement; Waiver. This Sublease contains the entire agreement between the parties hereto and shall be binding upon and inure to the benefit of their respective heirs, representatives, successors and permitted assigns. Any agreement hereinafter made shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment hereof, in whole or in part, unless such agreement is in writing and signed by the parties hereto.

     23. Captions and Definitions. Captions to the Sections in this Sublease are included for convenience only and are not intended and shall not be deemed to modify or explain any of the terms of this Sublease.

     24. Further Assurances. The parties hereto agree that each of them, upon the request of the other party, shall execute and deliver, in recordable form if necessary, such further documents, instruments or agreements and shall take such further action that may be necessary or appropriate to effectuate the purposes of this Sublease.

     25. Governing Law. This Sublease shall be governed by and in all respects construed in accordance with the internal laws of the State of Ohio.

     26. Consent of Master Landlord. The validity of this Sublease shall be subject to the prior written consent of the Master Landlord pursuant to the terms of the Master Lease. If consent of Master Landlord shall not be obtained and a copy thereof delivered to Sublessee within thirty (30) days of the date hereof, Sublessee shall have the option to cancel this Sublease by notice to Sublessor within forty (40) days from the date hereof.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be
executed as of this      day of               , 2003.
                    ----        --------------

                                        SUBLESSOR:

                                        AIRBORNE, INC.,
                                        a Delaware corporation


                                        By:
                                            --------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                               -----------------------------

                                        SUBLESSEE:


                                        ABX AIR, INC.,
                                        a Delaware corporation


                                        By:
                                            --------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                               -----------------------------